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                                                                    Exhibit 10.5
                           Ministry of Communications
                            of the Russian Federation

                                     LICENCE

                                    NO. 4199


                  In accordance with the Law on Communications,
         the Ministry of Communications of the Russian Federation allows the conduct of telecommunications operations to the

                           CLOSED JOINT-STOCK COMPANY

                                   TELEPORT-TP


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Registered address:

        VVTs [National Exhibition Centre], Prospekt, Mira, Moscow 129233

Type of activity:

           PROVIDING LOCAL AND INTERNATIONAL TELEPHONE COMMUNICATIONS

        The terms and conditions for conducting the said type of activity and territory of operations are contained in an addendum
              which is an inalienable part of the present License.

Licence Expiry date                                  17.05.2001

Start of operations
(no later than)                                      17.05.1997

Date licence registration
in the Unified Register for
Telecoms Licences                                    17.05.1996

DEPUTY FEDERAL MINISTER
OF COMMUNICATIONS                                    N S MARDER

                 TERMS AND CONDITIONS FOR CONDUCTING OPERATIONS
                             UNDER LICENCE NO. 4199

1. The Closed Joint-Stock Company, Teleport-TP, (Licence Holder), is authorized by the present Licence to discharge local and long-distance telephone communications services to [the Russian is ambiguous and can also be interpreted as: "as part of..."] the public network on a territory stated in Clause 41. The total assembled capacity of the Licence Holder's network is at least 100 thousand numbers.

The distribution of the Licence Holder network capacity, region-wise, is in accordance with Clause 41.

2. Licence Holder shall, by the end of the third year of operations, have operational at least 70 percent of the capacity stated in Clause 1 of the present Licence.

3. The Licence Holder shall discharge services on the licensed territory to any person who needs them, subject to appropriate technical capabilities. Refusal to render a service may be caused by circumstances under which:

- the discharge of such service may create a threat to the security and defence capability of the state, to the health and safety of members of the public;

- the discharge of such service is impossible due to physical, topographical or other natural obstacles;

- the customer unreasonably refuses to accept the terms and conditions for the rendering of this service or fails to make due payments for the service;

- the customer uses or intends to use telecoms equipments for any illegal purposes of receives telecoms services illegally, operates the equipment in his care in violation of the rules of technical operation, or uses uncertified equipment.

Any refusal in each specific case has to be substantiated.

4. The interconnection of the Licence Holder's network to the public network of the Russian Federation is conducted at the level of local telephone networks according to the technical regulations of public network operators in accordance with Clause 41. Interconnection to the public network of the Russian Federation according to technical regulations of other public network operators holding a licence for the discharge of local telephone services on the said territory is permitted on condition that they honour the current norms and rules regulating the transit of traffic Interconnection of the Licence Holder's network being created under the present Licence to the Licence Holder's dedicated network is not permitted. Interconnection the Licence Holder's network


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of other networks with the purpose of providing these networks' subscribers with access to the public network of the Russian Federation is not permitted. The Licence Holder shall participate in the proportional development of the public network of the Russian Federation. Type, size and procedure for the transfer of the contribution for this purpose shall be advised tot he Licence Holder once these have been determined. The Licence Holder may lease telecommunications circuits and physical public network lines at tariffs applicable to the given category of customers.

5. Interconnection of the Licence Holder's technical telecommunications equipment to the public network of the Russian Federation and also its operation shall be conducted in accordance with current rules and regulations of the Ministry of Communications of the Russian Federation.

6. Discharge of telecommunications services using radio-electronic equipment is allowed subject to a permit from the National Telecommunications Oversight Agency for the use of working frequencies and to provision of electromagnetic compatibility with existing radio-electronic equipment. The use of frequency bands for earth stations of the Licence Holder's satellite network is permitted subject to a decision by the State Radio-Frequency Committee (GKRCh) under the Ministry of Communications of the Russian Federation.

7. Procedure for gaining access to the space segments of the Intelsat and Eutelsat satellite communications systems and settlements for their use are conducted by the Licence Holder independently.

8. Co-ordination of the working modes of the earth stations with the telecommunications authorities concerned and provision of their electro-magnetic compatibility is conducted in accordance with the established procedure at the expense of the Licence Holder.

9. When using the space segments of the international satellite organisations Intelsat, Eutelsat, Inmarsat and Intersputnik, the Licence Holder shall honour the rules and regulations stated in the appropriate international agreements entered into by the Russian Federation relating to the use of the space segments of these organisations.

10. When using the space segments constructed and operated by organisations excluding the international satellite organisations Intelsat, Eutelsat, Inmarsat and Intersputnik, the Licence Holder shall honour the recommendations adopted by the competent bodies of international satellite organisations within the framework of co-ordinating the said space segments.

11. The use of radio-extensions operating only within the 330 MHZ frequency band is allowed subject to a permit for the use of working frequencies from the National Telecommunications Oversight Agency.

12. The use of foreign-manufactured switching equipment is allowed subject to a permit for the


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application of such type of equipment within the public network of the given region.

13. The numbering in the Licence Holder's network shall match the numbering plan of the public network of the Russian Federation.

14. The Licence Holder shall honour any demands by the Ministry of Communications of the Russian Federation relating to the procedure of traffic transit and discharge of services. In cases stipulated by the Legislation of the Russian Federation, centralised management of the Licence Holder's network shall be conducted directly by the Ministry of Communications of the Russian Federation.

15. Long-distance and international telecommunications services to the Licence Holder's network subscribers shall be discharged only via the public network. Long distance and international telecommunications services may be discharged via the Licence Holder's network if both ends are subscribers of the Licence Holder's network.

16. Pay-phones shall be installed within the territory of operations with a total capacity of no less than 2 percent of the numbering capacity enjoying the right to access the public network.

17. Mutual settlements for traffic shall be conducted by the Licence Holder in accordance with the procedure established by the Ministry of Communications of the Russian Federation for the public network of the Russian Federation.

18. The Licence Holder shall discharge the telecommunications services provided for under the present Licence twenty-four hours a day, every day without intervals, except for the duration of essential maintenance work which shall be planned in advance when minimum damage is likely to be caused to the customers.

19. The Licence Holder shall discharge to the customers telecommunications services whose quality meets the standards, technical norms, certificates and conditions of the agreement for the discharge of telecommunications services.

20. The Licence Holder is answerable to its customers if it fails to meet its obligations, or if it meets them unduly, in accordance with procedure stipulated by the current legislation of the Russian Federation.

21. The Licence Holder's network may be crated subject to the availability of designed documents drafted in accordance with the construction norms and rules
(SNiP) and the Departmental Technological Design Norms (VNTP) applied in the Russian Federation and co-ordinated in accordance with established procedure.



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22. Tariffs for telecommunications services shall be set on a negotiable basis.
In cases stipulated by the legislation of the Russian Federation, tariffs for some telecommunications services discharged by telecommunications enterprises, could be regulated by the government.

Emergency calls (fire brigade, police, ambulance service, emergency gas service, mountain rescue service, etc.) shall be free of charge for all persons and legal entities. Payments for inter-network connections are established in accordance with agreements, conditions and provisions agreed between the appropriate telecommunications enterprises. Disputes arising on these matters are heard in court or arbitration. A subscriber shall not be billed for a call if no connection was established.

23. All costs connected with the design and construction of the Licence Holder's network, its connection to the public network of the Russian Federation and settlements with Russian public network operators shall be borne by the License Holder.

24. In case of natural calamities, quarantine and other force majeure situations stipulated by the legislation of the Russian Federation, the authorised state bodies shall enjoy top priority for use as well as suspension of the operations of the Licence Holder's network and equipment.

25. The Licence Holder shall give overriding priority to all messages concerning the safety of human lives at sea, on land, in the air and in space, the conduct of emergency measures in the sphere of defence, security and law and order protection in the Russian Federation, and also to messages of major accidents, disasters, epidemics, epizootics and natural calamities.

26. Individual categories of civil servants, diplomatic and consulate representatives of foreign states, representatives of international organisations and also individual groups of citizens are entitled to discounts and benefits in terms of priority, procedures and tariffs when using telecommunications services.

The list of benefits as well as categories of civil servants and members of the public entitled to discounts and benefits is determined by the legislation of the Russian Federation and normative acts of its republics and regions, and also by international agreements and treaties of the Russian Federation.

27. The Licence Holder shall honour the confidentiality of communications. Information on any messages passed through the Licence Holder's telecommunications network as well as the messages themselves, may be disclosed only to senders or addressees or their legal representatives. Monitoring of telephone conversations and other messages, receiving information about them, and also other infringements of the confidentiality of telecommunications may be permitted solely in accordance with the current legislation of the Russian Federation.

28. The Licence Holder shall not obstruct the conduct by the National Telecommunications Oversight Agency of audits into the technical parameters of the telecommunications network and, if necessary, shall grant the Agency access to its measuring equipment with a view to its use in the said work.


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29. In developing, constructing and operating its telecommunications network, the Licence Holder shall, in accordance with the legislation of the Russian Federation, assist organs conducting operational and search activities in conducting such activities inside the network, and take measures aimed at preventing the divulgence of organisational and tactical measures in the conduct of the said activities. In the event of the use of the equipment for criminal purposes resulting in damage to the interests of the individual, society and the state, authorised government bodies, in accordance with the legislation of the Russian Federation, may suspend the Licence Holder's networks and equipment. The connection of subscribers may go ahead only after the requirements have been met in accordance with the Law of the Russian Federation On Operational and Search Activity in the Russian Federation.

30. The Licence Holder shall take all necessary measures to prevent any unauthorised intervention in the management of the network under construction and unauthorised control over its operation.

31. Use of telecommunications equipment is subject to the availability of a certificate from the Ministry of Communications of the Russian Federation.

32. The discharge of telecommunications services may commence subject to the availability of a permit for operating the network from the National Telecommunications Oversight Agency.

33. The Licence Holder shall make available gratis official telecommunications in accordance with procedure established by the Ministry of Communications of the Russian Federation.

34. The Licence Holder shall, upon the Licensor's request, make available information relating to the network's technical state and development prospects, the conditions for the discharge of services and current tariffs.

35. The License shall be regulated, interpreted and implemented in accordance with the current legislation of the Russian Federation.

36. The License Holder shall conduct its operations in accordance with the current legislation of the Russian Federation and the normative acts issued by the Ministry of Communications of the Russian Federation.

37. The Licensor reserves the right to introduce amendments to the present Licence due to changes in the current legislation of the Russian Federation.

38. The Licence Holder shall provide local statistical bodies and the Ministry of Communications of the Russian Federation with periodic and annual statistical reports relating to telecommunications in accordance with procedure established by the State Committee for Statistics. Any breach in the procedure of the presentation of the statistical reports shall entail an administrative


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penalty in accordance with current legislation.

39. The Licence is non-transferable.

40. The Licence shall be registered within thirty days of its issue with the territorial directorate of the National Telecommunications Oversight Agency. The Licence Holder shall, in the event of any change to its postal address, banking details or telephone number, within seven days advise the Ministry of Communications of the Russian Federation and the territorial directorate of the National Telecommunications Oversight Agency.


41.  Territory of operations


              Regions                                                                   Capacity
1             Republic of Bashkortostan                                                   1000
2             Republic of Buriatia                                                        1000
3             Republic of Kalmykia                                                         500
4             Republic of Karelia                                                         5000
5             Republic of Saha (Yakutia)                                                  5000
6             Republic of Udmurtia                                                        1000
7             Altai Territory                                                             1000
8             Primorskiy (Maritime) Territory                                             5000
9             Krasnodar Territory                                                        15000
10            Krasnoyarsk Territory                                                       2000
11            Krasnoyarsk Territory                                                       5000
12            Arkhangelsk (Archangel) Oblast                                              1000
13            Astrakhan Oblast                                                             500
14            Volgograd Oblast                                                            2000
15            Voronezh Oblast                                                             1000
16            Irkutsk Oblast                                                             10000
17            Kaliningrad Oblast                                                          2000
18            Leningradskaya Oblast (St. Petersburg Region)                               2000




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

              Regions                                                                   Capacity
19            Moscow Oblast                                                                                 2000
20            Murmansk Oblast                                                                               1000
21            Nizhniy Novgorod Oblast                                                                       1000
22            Novosibirsk Oblast                                                                            1000
23            Omsk Oblast                                                                                   1000
24            Orenburgh Oblast                                                                              1000
25            Perm Oblast                                                                                   1000
26            Rostov Oblast                                                                                 1000
27            Samara Oblast                                                                                 3000
28            Sverdlovskaya Oblast (Yekaterinburg Region)                                                   5000
29            Tomsk Oblast                                                                                  1000
30            Tyumen Oblast                                                                                 1000
31            Chelyabinsk Oblast                                                                            2000
32            Nenetskiy Autonomous Okrug                                                                    1000
33            City of Moscow                                                                                8000
34            City of St. Petersburg                                                                       10000

Deputy Federal
Minister of Communications                           N. S. Marder

Head of Licencing
Department                                           N. M. Popov

(Signatures and Ministerial Seal applied.)



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THIS DOCUMENT WAS ORIGINALLY DRAFTED IN RUSSIAN. THE COMPANY REPRESENTS THAT
THIS ENGLISH TRANSLATION REPRESENTS A FAIR AND ACCURATE TRANSLATION OF THE ORIGINAL.

  /S/     CONOR CARROLL
  --------------------------------------------
         CONOR CARROLL
         VICE PRESIDENT - BUSINESS DEVELOPMENT


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